EXHIBIT 10.72

                             NOTE PURCHASE AGREEMENT

         THIS NOTE PURCHASE AGREEMENT ("Agreement") is made as of this 3rd day of July, 2008, between U.S. HELICOPTER CORPORATION (the "Company"), a Delaware corporation, BARRY J. BELMONT, an individual residing in St. John, U.S. Virgin Islands (the "Purchaser"), and for purposes of Sections 2.4, 3.2, 4.3 and 5.4(c) of this Agreement only, those officers of the Company whose names are set forth on the signature page hereof (each, a "Company Officer" and together, the "Company Management").

                                    RECITALS

         WHEREAS, the Company has authorized the issuance and sale of the Company's Convertible Promissory Note (the "Note) to the Purchaser in the aggregate principal amount of $1,500,000.00, having the terms set forth in Exhibit A attached hereto and certain warrants as described herein; and

         WHEREAS, the Purchaser desires to purchase, and the Company desires to issue, the Note and warrants on the terms set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Agreement, the Company and the Purchaser agree as follows:

         1. PURCHASE AND SALE OF THE NOTE.

                  1.1 Subject to the terms and conditions contained in this Agreement, at the Closing (as hereinafter defined) the Purchaser shall purchase from the Company and the Company shall sell to the Purchaser, the Note for $1,500,000.00 (One Million Five Hundred Thousand Dollars and 00/100) (the "Loan Amount") which shall be payable via wire transfer to the Company's designated account (not later than the Closing Date (as hereinafter defined)).

                  1.2 The Note shall be repaid, together with all accrued and unpaid interest, on the earlier of (a) the first closing of a private placement of the Company's debt or equity securities to institutional investors in the Company's institutional capital raise currently proposed to be conducted by Raymond James & Associates, Inc. and Chart Group Advisors, LLC (or any other placement agent to institutional investors) (the "Institutional Private Placement"), or (b) December 31, 2008. Repayment of the Note shall be secured by a pledge of 375,000 shares of common stock of [Redacted], a Delaware corporation. Hereinafter these shares shall be referred to as the "Pledged Collateral".

                  1.3 The Note, together with accrued but unpaid interest, shall be convertible at the option of the Purchaser, into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), at a price equal to the lower of (a) the conversion price for convertible debt issued in the first closing of the Institutional Private Placement or (b) $0.20 per share. The shares issuable upon conversion of the Note (the "Conversion Shares") shall be entitled to piggyback registration rights.

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                  1.4 The Note shall bear interest at the rate of 15% per annum based on a 360-day year, of which 60 days' worth of interest, equal to $37,500, shall be prepaid on the Closing Date. The interest prepaid shall be non-refundable in the event of early repayment.

                  1.5 As additional consideration, the Purchaser shall receive from the Company an origination fee of five percent (5%) of the Loan Amount, equal to $75,000, which shall be payable on the Closing Date.

         2. CLOSING.

                  2.1 DATE OF CLOSING. The closing of the purchase and sale of the Note (the "Closing") shall take place on June 30, 2008, or such other day as agreed to by the parties (the "Closing Date"). Time is of the essence such that the Closing shall take place as soon as possible.

                  2.2 ITEMS TO BE DELIVERED BY THE PURCHASER TO THE COMPANY. The following shall be delivered by the Purchaser to the Company on the Closing
Date:

                           (a) this Agreement executed by the Purchaser;

                           (b) the Loan Amount, less the prepaid interest as set forth in Section 1.4 hereof and the origination fee as set forth in
         Section 1.5 hereof, by check or wire transfer to the account designated by the Company; and

                           (c) the Pledge and Escrow Agreement (the "Pledge Agreement") with respect to the Pledged Collateral executed by the Purchaser and the Escrow Agent.

                  2.3 ITEMS TO BE DELIVERED TO THE PURCHASER BY THE COMPANY. The following shall be delivered by the Company to the Purchaser on the Closing
Date:

                           (a) this Agreement executed by the Company;

                           (b) the Pledge Agreement executed by the Company, the Escrow Agent, the Pledgors and the Key Holders (all as defined therein);

                           (c) Consent to transactions contemplated hereby from YA Global Investments, L.P. ("YA Global") in form and scope reasonably satisfactory to YA Global, the Company and the Purchaser;

                           (d) Consent to transactions contemplated by the Pledge Agreement from [Redacted] and its stockholders, including Univest Miami Holdings Limited, in form and scope reasonably satisfactory to [Redacted] and its stockholders;

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                           (e) the Note; and

                           (f) the Warrant (as defined below).

                  2.4 ITEMS TO BE DELIVERED TO THE PURCHASER BY COMPANY MANAGEMENT. The following shall be delivered by Company Management to the Purchaser on the Closing Date:

                           (a) this Agreement executed by Company Management as to Sections 2.4, 3.2, 4.3 and 5.4(c) of this Agreement only;

                           (b) certificates representing the Management Shares; and
                           (c) duly executed stock powers or other appropriate transfer documents with respect to the Management Shares executed in blank by Company Management.

         3. INDUCEMENT WARRANT AND SHARES.

                  3.1 WARRANT. As an inducement to purchase the Note, the Purchaser shall be entitled to receive warrants to purchase up to 3,000,000 shares of the Company's common stock (the "Warrant"). The Warrant shall be exercisable for a period of five years from the Closing Date at an exercise price of $0.20 per share. The shares issuable upon exercise of the Warrant (the "Warrant Shares") shall be entitled to piggyback registration rights.

                  3.2 SHARES. As an inducement to purchase the Note, the Purchaser shall be entitled to receive 525,000 share of the Company's common stock (the "Management Shares") to be transferred and assigned to Purchaser by Company Management from their respective individual holdings (in such proportion as Company Management may determine in their sole discretion). The Management Shares shall be entitled to piggyback registration rights.

         4. REPRESENTATIONS AND WARRANTIES.

                  4.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants that as of the date of this Agreement:

                           (a) EXISTENCE. The Company is a corporation duly organized and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in all states where such qualification is necessary, except for those jurisdictions in which the failure to qualify would not, in the aggregate, have a material adverse effect on the Company's financial condition, results of operations or business.

                           (b) AUTHORITY. The execution and delivery by the Company of this Agreement and the issuance of the Note, the Conversion Shares, the Warrant and the Warrant Shares (together, the "Company Securities") (i) are within the Company's corporate powers; (ii) have been duly authorized by the Company's board of directors; (iii) are not in contravention of the terms of the Company's certificate of

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         incorporation or bylaws; (iv) are not in contravention of any law or laws; (v) except for the filing of a Form D Notice with the Securities and Exchange Commission (the "SEC") and any exemption filing related thereto which may be required to be made pursuant to applicable state securities or "blue sky" laws, do not require any governmental consent, registration or approval; (vi) do not contravene any contractual or governmental restriction binding upon the Company; and (vii) will not result in the imposition of any lien, charge, security interest or encumbrance upon any property of the Company under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Company is a party or by which the Company or any of the Company's property may be bound or affected.

                           (c) BINDING EFFECT. This Agreement, the Note and the Warrant have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Upon issuance, the Conversion Shares and the Warrant Shares shall be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

                           (d) CAPITALIZATION. The authorized capital stock of the Company consists of 95,000,000 shares of Common Stock, 45,654,168 shares of which were issued and outstanding as of May 15, 2008, and 5,000,000 shares of authorized Preferred Stock, par value $0.001 per share, none of which are issued and outstanding.

                           (e) DISCLOSURE DOCUMENTS. The Company has furnished to the Purchaser or made available at the website of the SEC (HTTP://WWW.SEC.GOV), copies of the Company's (i) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 as filed with the SEC on April 15, 2008; and (ii) the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2008 as filed with the SEC on May 20, 2008 (together, the "SEC Documents").

                           (f) SECURITIES MATTERS. Subject to the accuracy of the representations of the Purchaser set forth in Section 4.2 hereof, the offer, sale and issuance of the Company Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Company has complied and will comply with all applicable state securities or "blue sky" laws in connection with the offer, sale and issuance of the Company Securities as contemplated by this Agreement.

                  4.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants that as of the date of this Agreement:

                           (a) AUTHORIZATION OF THE AGREEMENT. This Agreement constitutes a valid and legally binding obligation of the Purchaser except to the extent that enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity.

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                           (b) NO CONFLICT. The execution, delivery and
         performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby do not and will not at the Closing (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Purchaser, or any of its properties or assets, or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any encumbrance upon any of the properties or assets of the Purchaser under any material contract to which the Purchaser is a party.

                           (c) INVESTMENT REPRESENTATIONS.

                                    (i) The Purchaser has, or the Purchaser's
                  designated representatives have, received and reviewed the SEC Documents, concluded a satisfactory due diligence investigation of the Company and had an opportunity to review the documents provided by the Company and to have all questions related thereto satisfactorily answered.

                                    (ii) The Purchaser understands the
                  fundamental risks of the Company Securities and the Management Shares (together, the "Securities"). The Purchaser has determined (a) that he can reasonably benefit from the investment based upon net worth, income, overall investment objectives and portfolio structure, (b) that the Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to the Purchaser's net worth, and that the Securities will not cause such overall commitment to become excessive, and (c) that the Purchaser is able to bear the economic risk of the Securities, including the loss of the entire value of the investment. Additionally, the Purchaser understands that that there are restrictions on the Purchaser's right to liquidate the Securities.

                                    (iii) The Purchaser has reviewed the Risk
                  Factors included in the SEC Documents, and understands the Risk Factors describing that the Company (a) has substantial liabilities, (b) may not be able to obtain sufficient funds to grow its business and any subsequent financings may be on terms adverse to the Securities, and (c) is currently not profitable.

                                    (iv) The Purchaser has (a) previously
                  invested in unregistered securities and (b) sufficient financial and investing expertise to evaluate and understand the risks of the Securities.

                                    (v) The Purchaser has received from the
                  Company, and is relying on, no representations or projections (except as set forth in this Agreement or the SEC Documents) with respect to the Company's business and prospects.

                                    (vi) The Purchaser is an "accredited
                  investor" within the meaning of Regulation D under the Securities Act.

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                                    (vii) The Purchaser is acquiring the
                  Securities for investment purposes only without intent to distribute the same, and acknowledges that the Securities have not been registered under the Securities Act and applicable state securities laws, and accordingly, constitute "restricted securities" for purposes of the Securities Act and such state securities laws.

                                    (viii) The Purchaser understands that he
                  will not be able to transfer the Securities except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or exemptions therefrom.
                                    (ix) The Purchaser understands that the
                  certificates and/or instruments evidencing the Securities will contain a legend to the foregoing effect.

                  4.3 REPRESENTATIONS AND WARRANTIES OF COMPANY MANAGEMENT. Each Company Officer represents and warrants that as of the date of this Agreement:

                           (a) The Management Shares being assigned by such Company Officer under this Agreement are not subject to any lien, claim, encumbrance or restriction of any nature.

                           (b) Each Company Officer has all requisite power and authority to execute, deliver and perform the sections of this Agreement to which he is party, and to consummate the transactions contemplated thereby. This Agreement has been duly executed and delivered by each Company Officer as to the sections to which he is party. This Agreement constitutes the legal, valid and binding obligation of each Company Officer as to the sections to which he is party, enforceable against such Company Officer in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and the relief of debtors.

         5.       MISCELLANEOUS.

                  5.1      CONFIDENTIALITY.

                           (a) The Purchaser agrees to keep confidential any and all non-public information delivered or made available to the Purchaser by the Company except for disclosures, as necessary, made by the Purchaser to the Purchaser's officers, directors, employees, agents, counsel and accountants each of whom shall be notified by the Purchaser of this confidentiality covenant and for whom the Purchaser shall be liable in the event of any breach of this covenant by any such individual or individuals; provided, however, that nothing herein shall prevent the Purchaser from disclosing such information (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over the Purchaser, (c) which has been publicly disclosed other than as a result of a breach of this Section 5.1(a) or (d) to any of its members provided that any such members agree in writing (with a copy provided to the Company) to be bound by confidentiality provisions in form and substance substantially as those contained herein. In the event of a mandatory disclosure described in clause (a) or (b) of the preceding sentence, the Purchaser shall promptly notify the Company in writing of any applicable order, request or demand for such information, cooperate with the Company if and to the extent that the Company elects to seek a protective order or other relief from such order, request, or demand, and disclose only the minimal amount of information ultimately required to be disclosed. The Purchaser shall not use for his/her/its own benefit, nor permit any other person to use for such person's benefit, any of the Company's non-public information including, without limitation, in connection with the purchase and/or sale of the Company's securities.

                           (b) The Company shall in no event disclose non-public information to the Purchaser, advisors to or representatives of the Purchaser unless prior to disclosure of such information, the Company marks such information as "Non-Public Information - Confidential" and provides the Purchaser, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Purchaser's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Purchaser.

                           (c) Nothing herein shall require the Company to disclose non-public information to the Purchaser or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any Purchasers who purchase stock in the Company in a public offering, to money managers or to securities analysts.

                  5.2 LEGENDS. To the extent applicable, each note, certificate or other document evidencing the Securities to be purchased and sold pursuant to this Agreement shall be endorsed with the legends set forth below, and the Purchaser on behalf of itself and each holder of the Securities covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the Securities without complying with the restrictions on transfer described in the legends endorsed on such Securities:

                           (a) The following legend under the Securities Act:

                           "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
                  REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL AND FROM ATTORNEYS REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

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                           (b) If required by the authorities of any state in
         connection with the issuance or sale of the Securities, the legend required by such state authority.

                           (c) The legend set forth above shall be removed from the Securities and the Company shall within two (2) business days issue a certificate without such legend to the holder of the Securities upon which it is stamped, unless otherwise required by state securities laws, in connection with a sale transaction, (i) provided the Securities are registered under the Securities Act or (ii) after such holder provides the Company with an opinion of counsel, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act. The legend set forth above shall be removed from the Securities and the Company shall issue replacement Securities without such legend to the holder of the Securities immediately upon the registration of the Securities under the Securities Act.

                  5.3 USE OF PROCEEDS. The Company shall use the proceeds of the Loan Amount for working capital, the costs of the transactions contemplated hereby as set forth herein (including the related fees and expenses); a portion of the Company's outstanding professional fees not to exceed $150,000 and repayment of a certain outstanding loans and advances to the Company. Any fees currently due and payable to Chart Group Advisors, LLC ("Chart") in connection with the Company's agreement to appoint Chart as placement agent in the Institutional Private Placement shall be accrued and shall not be paid out of the proceeds received by the Company from the proceeds of the Loan Amount.

                  5.4      FEES AND EXPENSES.

                           (a) The Company shall pay (i) a placement fee to certain third parties in an amount equal to 8% of the total Loan Amount, or $120,000, and (ii) a fee to the pledgors of the Pledged Collateral (the "Pledgors") in an amount equal to $225,000. The Company agrees that such fees may be deducted from the gross Loan Amount at Closing.

                           (b) Each of the Company and the Purchaser shall be responsible for all of its fees and expenses in connection with this transaction.

                           (c) Company Management shall transfer and assign an aggregate of 1,225,000 shares of Common Stock from their respective holdings to the Pledgors, the finders in this transaction, an existing lender of the Company and Gallagher, Briody & Butler (in such proportion as Company Management may determine in their sole discretion).

                  5.5 ASSIGNABILITY; SUCCESSORS. The provisions of this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto.

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                  5.6 SURVIVAL. All agreements, covenants, representations and warranties made by the Company or by the Purchaser herein shall survive the execution and delivery of this Agreement.

                  5.7      GOVERNING LAW AND JURISDICTION.

                           (a) THIS AGREEMENT SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAWS.

                           (b) THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN PENNSYLVANIA WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS WARRANT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.

                  5.8 COUNTERPARTS: HEADINGS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The descriptive headings in this Agreement are inserted for convenience of reference only and shall not affect the construction of this Agreement.

                  5.9      LEGAL REPRESENTATION.

                           (a) The Purchaser represents and warrants that he has carefully read this Agreement and knows the contents hereof, that he has signed this Agreement freely and voluntarily and that he has obtained independent counsel in reviewing this document. The Purchaser further acknowledges that the law firm of Gallagher, Briody & Butler has memorialized the within Agreement and has provided legal advice solely to the Company with respect to this Agreement. The Purchaser further acknowledges and understands that Gallagher, Briody & Butler may receive a portion of the finders fees and certain additional fees in connection with the transactions contemplated hereby.

                           (b) The Purchaser was provided the opportunity to retain individual counsel, and has retained individual counsel to review this Agreement on Purchaser's behalf.

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                  5.10 ENTIRE AGREEMENT, AMENDMENTS. This Agreement and the
Exhibits hereto contain the entire understanding of the parties with respect to the subject matter hereof, and supersede all other representations and understandings, oral or written, with respect to the subject matter hereof. No amendment, modification, alteration, or waiver of the terms of this Agreement or consent required under the terms of this Agreement shall be effective unless made in a writing, which makes specific reference to this Agreement and which has been signed by the Company and the Purchaser. Any such amendment, modification, alteration, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  5.11 NOTICES. All communications or notices required or permitted by this Agreement shall be in writing and shall be delivered personally, by certified or registered mail with postage prepaid, or by facsimile and addressed as follows, unless and until either of such parties notifies the other in accordance with this Section of a change of address. Communications or notices shall be deemed to have been given or made when delivered in hand, deposited in the mail, or sent by facsimile with confirmation (if sent by facsimile on a non-business day, receipt be deemed to have occurred on the next succeeding business day).

          IF TO THE COMPANY:                 U.S. Helicopter Corporation
                                             6 East River Piers, Suite 216
                                             Downtown Manhattan Heliport
                                             New York, New York 10004
                                             Attn.:  John G. Murphy, CEO and
                                                     President
                                             Telephone:  212-248-2002
                                             Fax:  212-248-0940


         WITH A COPY TO:                     Gallagher, Briody & Butler
                                             155 Village Boulevard
                                             2nd Floor
                                             Princeton, New Jersey 08540
                                             Attn: Thomas P. Gallagher, Esq.
                                             Telephone: 609-452-6000
                                             Fax:  609-452-0090

         IF TO THE PURCHASER:                Barry J. Belmont
                                             12-2 Upper Peter Bay
                                             St. John, U.S. Virgin Islands
                                             Telephone:  610-892-9999
                                             Fax:  610-892-8045

         WITH A COPY TO:                     Peter A. Mardinly, Esq.
                                             Belmont Investment Corp.
                                             1400 N. Providence Rd, Bldg. 1,
                                             Suite 415
                                             Media, PA 19063
                                             Telephone:  610-892-9999
                                             Fax:  610-892-8045

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                  5.12 SEVERABILITY. Whenever possible, each provision of this
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  5.13 MAXIMUM INTEREST. It is expressly stipulated and agreed to be the intent of the Company and the Purchaser at all times to comply with the applicable law governing the maximum rate of interest payable on or in connection with all indebtedness and transactions hereunder (or applicable United States federal law to the extent that it permits Purchaser to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render usurious any amount of money or other consideration called for hereunder, or contracted for, charged, taken, reserved or received with respect to any loan or advance hereunder, or if acceleration of the maturity of the Note results in the Company's having paid any interest in excess of that permitted by law, then it is the Company's and the Purchaser's express intent that all excess cash amounts theretofore collected by Purchaser be credited on the principal balance of the Note (or if the Note has been or would thereby be paid in full, refunded to the Company), and the provisions of this Agreement immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. The right to accelerate maturity of the Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Purchaser does not intend to collect any unearned interest in the event of acceleration.

                  5.14 ENFORCEMENT COSTS. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

                  5.15 JURY TRIAL. THE COMPANY AND THE PURCHASER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED WITH THE DEALINGS BETWEEN THE COMPANY AND THE PURCHASER, THIS AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

         IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.


                                             U. S. HELICOPTER CORPORATION



                                             By:        /S/ JOHN G. MURPHY
                                                      --------------------------
                                                      John G. Murphy
                                                      Chief Executive Officer
                                                      and President



                                             PURCHASER



                                                /S/ BARRY J. BELMONT
                                              ----------------------------------
                                              Barry J. Belmont


         IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement with respect to Sections 2.4, 3.2, 4.3 and 5.4(c) hereof only as of the day and year first above written.


                                             By:        /S/ JOHN G. MURPHY
                                                      --------------------------
                                                      John G. Murphy
                                                      Chief Executive Officer
                                                      and President



                                      -12-